Exhibit 99.1

Community Bankers Trust Corporation Reports Results for Second Quarter of 2020

Net income was $4.2 million in the second quarter of 2020. Provision for loan losses of $900,000 increases allowance for loan losses to 289.66% of nonaccruing loans.

Conference Call on Thursday, July 30, 2020, at 10:00 a.m. Eastern Time

Richmond, VA, July 30, 2020 - Community Bankers Trust Corporation (the “Company”) (NASDAQ: ESXB), the holding company for Essex Bank (the “Bank”), today reported results for the second quarter and first six months of 2020.

operating Highlights

•	Provision for loan losses for the second quarter of 2020 was $900,000, which resulted in an allowance for loan losses to total loans ratio of 1.05% at June 30, 2020, compared with 1.10% at March 31, 2020 and 0.80% at December 31, 2019. The provision for loan losses for the first six months of 2020 was $4.2 million and was the result of rapidly evolving uncertainties and potential effects of the coronavirus (“COVID-19”) pandemic. Provision for loan losses of $900,000 in the second quarter of 2020 compared with $3.3 million in the first quarter of 2020 and $125,000 in the second quarter of 2019.
•	Total nonperforming assets declined $967,000 during the second quarter of 2020 and were 0.74% of loans and other real estate owned at June 30, 2020.
•	Loans, excluding purchased credit impaired (PCI) loans, grew $86.1 million, or 8.0%, during the second quarter of 2020 and $107.0 million, or 10.1%, since year end 2019.
•	Loans, net of fees, that the Bank originated during the second quarter under the Paycheck Protection Program (“PPP”) of the Small Business Administration (“SBA”) were $83.5 million at June 30, 2020.
•	Deposits grew $142.6 million, or 11.7%, during the second quarter of 2020 and $200.2 million, or 17.2%, since year end 2019.
•	Noninterest bearing deposits grew $90.5 million, or 48.0%, during the second quarter of 2020 and $100.2 million, or 56.1%, since year end 2019.
•	Net interest margin was 3.40% in the second quarter of 2020 compared with 3.68% in the first quarter of 2020 and 3.69% in the second quarter of 2019.
•	During 2020, the Bank has extended payment relief totaling $169.9 million to 249 loans under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”).

Financial HIGHLIGHTS

•	Net income was $4.2 million for the quarter ended June 30, 2020, compared with net income of $1.4 million in the first quarter of 2020 and net income of $3.5 million in the second quarter of 2019.
•	Net income for the first six months of 2020 was $5.6 million, a decrease of $1.5 million from the first six months of 2019.
•	Net interest income was $12.4 million for the second quarter of 2020, a linked quarter increase of $122,000, or 1.0%.
•	Noninterest income increased $281,000, or 21.0%, on a linked quarter basis, driven by securities gains of $242,000 and by an increase of $152,000 in mortgage loan income during the second quarter.
•	Noninterest expenses decreased $721,000 on a linked quarter basis, driven by a decrease of $539,000 in salaries and employee benefits that resulted from FASB 91 costs recorded, primarily from the origination of PPP loans generated during the second quarter.

MANAGEMENT COMMENTS

Rex L. Smith, III, President and Chief Executive Officer, stated, “The second quarter showed numerous positive changes from the first quarter, although the ongoing effects of the pandemic are yet to be known. Even in this challenging environment, we were able to create core earnings and growth in overall value. Net income increased by $2.7 million from the first quarter to $4.2 million for the second quarter. We continue to focus on supporting our clients and our communities. We originated over $83 million in PPP loans, and we worked with our customers in highly affected industries to keep their businesses operating by granting some form of payment relief to 249 loans totaling $170 million.”

Smith added, "We entered this crisis from a position of strength. We continue to add to our substantial levels of liquidity and are well capitalized. Our balance sheet remains strong and flexible for any upcoming scenarios. I am proud of our associates, who have worked tirelessly to meet the immediate and long-term needs of our clients, to help them not only survive this crisis, but also build better lives and better communities for the future.”

RESULTS OF OPERATIONS

Overview

Linked Quarter Basis

Net income was $4.2 million for the second quarter of 2020, compared with net income of $1.4 million in the first quarter of 2020. Earnings per common share were $0.19 basic and $0.18 fully diluted for the second quarter of 2020 and $0.06 basic and fully diluted for the first quarter of 2020. Comparative net income was affected by several factors. Provision for loan losses of $900,000 was a decrease of $2.4 million from the first quarter 2020 provision of $3.3 million. Additionally, noninterest expenses decreased $721,000 on a linked quarter basis. This decline was primarily due to FASB 91 internal costs in the amount of $559,000 credited against salaries and employee benefits from the origination and recordation of $83.5 million in PPP loans net of fees in the second quarter of 2020. As a result, salaries in employee benefits were $4.6 million for the second quarter of 2020 compared with $5.2 million in the first quarter of 2020. Also positively influencing net income on a linked quarter basis were an increase of $281,000 in noninterest income and an overall decrease of $182,000 in the other categories of noninterest expenses, excluding salaries and employee benefits. Net interest income was stable and increased by $122,000, or 1.0%, on a linked quarter basis. Details of the linked quarter financial performance of the Company are presented below.

Year-over-Year Six Months

Net income for the first six months of 2020 was $5.6 million, or $0.25 per common share, basic and fully diluted. This is a decrease of $1.5 million, or 20.9%, when compared with net income of $7.0 million, or $0.32 basic and $0.31 fully diluted earnings per share for the first six months of 2019. The decrease was primarily the result of the provision for loan losses of $4.2 million for the first six months of 2020 compared with $125,000 for the same period in 2019. The level of provision in 2020 was recorded to reflect the business and market disruptions arising from the COVID-19 pandemic. Offsetting the decrease to net income were a decrease of $1.4 million in noninterest expenses, primarily from a reduction in salaries and employee benefits of $889,000, due primarily to FASB 91 internal costs as noted above, an increase of $486,000 in noninterest income, which was driven by an increase of $432,000 in mortgage loan income and an increase of $473,000 in net interest income. Details on the drivers of these year-over-year changes are presented below.

Year-over-Year Second Quarter

Net income in the second quarter of 2020 reflects an increase of $616,000 over the same period in 2019. Net income was $4.2 million in the second quarter of 2020, or earnings per share of $0.19 basic and $0.18 fully diluted. Net income for the second quarter of 2019 was $3.5 million, or $0.16 per common share, both basic and fully diluted. The increase in net income was driven by a decrease of $1.1 million in noninterest expenses, primarily from a reduction of $660,000 in salaries and employee benefits, a majority of which was associated with FASB 91 internal costs, primarily from the origination costs of PPP loans in the second quarter of 2020. Also positively affecting year-over-year net income was a reduction of $515,000 in interest expense, which resulted in an increase of $360,000 in net interest income. Additionally, there was an increase of $165,000 in noninterest income. Offsetting these increases in net income were an increase of $775,000 in provision for loan losses and an increase of $252,000 in income tax expense. Details of the year-over-year financial performance of the Company are presented below.

The following table presents summary income statements for the three months ended June 30, 2020, March 31, 2020 and June 30, 2019 and for the six months ended June 30, 2020 and June 30, 2019.

SUMMARY INCOME STATEMENT

(Unaudited)

(Dollars in thousands)

	For the three months ended			For the six months ended
	30-Jun-20	31-Mar-20	30-Jun-19	30-Jun-20	30-Jun-19
Interest income	$15,751	$15,946	$15,906	$31,697	$31,712
Interest expense	3,391	3,708	3,906	7,099	7,587
Net interest income	12,360	12,238	12,000	24,598	24,125
Provision for loan losses	900	3,300	125	4,200	125
Net interest income after provision for loan losses	11,460	8,938	11,875	20,398	24,000
Noninterest income	1,616	1,335	1,451	2,951	2,465
Noninterest expense	7,873	8,594	8,991	16,467	17,831
Income before income taxes	5,203	1,679	4,335	6,882	8,634
Income tax expense	1,043	264	791	1,307	1,587
Net income	$4,160	$1,415	$3,544	$5,575	$7,047
EPS Basic	$0.19	$0.06	$0.16	$0.25	$0.32
EPS Diluted	$0.18	$0.06	$0.16	$0.25	$0.31
Fully Diluted share count	22,508	22,591	22,433	22,550	22,432
Return on average assets, annualized	1.06%	0.39%	1.01%	0.74%	1.01%
Return on average equity, annualized	10.46%	3.58%	9.79%	7.03%	9.90%

Net Interest Income

Linked Quarter Basis

Net interest income was $12.4 million for the quarter ended June 30, 2020. This was a linked quarter increase of $122,000, or 1.0%. Interest and dividend income on a linked quarter basis decreased $195,000, or 1.2%, to $15.8 million for the second quarter of 2020. Interest income with respect to loans, excluding PCI loans, decreased $74,000, or 0.6%, during the second quarter of 2020 when compared with the first quarter of 2020. This decline in interest and fees on loans during the quarter was due to the effect of a full quarter of the 1.00% decrease in the prime rate of interest to 3.25% that took place in March 2020. This rate serves as a benchmark for the rate at which the Bank prices many of its loans. The average balance of loans, excluding PCI loans, increased by $80.7 million, or 7.6%, on a linked quarter basis, to $1.146 billion. The increase in loan balances mitigated a portion of the decrease in interest and dividend income driven by the decline in rates. However, rate was also affected by the origination of $83.5 million in PPP loans net of fees, which were at a rate of 1.00% as set by the SBA. The PPP loan balance at June 30, 2020 included deferred fees payable by the SBA, net of costs to originate, in the amount of $2.6 million. Of this total, $304,000 was recognized in interest income in the second quarter of 2020. As a result of all of the aforementioned activity, the yield on loans decreased from 4.93% in the first quarter of 2020 to 4.55% in the second quarter of 2020. Interest income with respect to PCI loans was $1.1 million in each of the first and second quarters of 2020, and the corresponding yield was 14.01% in the second quarter compared with 13.87% in the first quarter of 2020. Interest income on securities decreased $58,000 on a linked quarter basis and was $1.6 million in the second quarter of 2020. Interest bearing bank balances reflect a decrease of $28,000 in income recognized in the second quarter when compared to the first quarter of 2020.

Interest income on securities on a tax-equivalent basis equaled $1.7 million for the second quarter of 2020, which was a decrease of $57,000 from the first quarter of 2020. The tax-equivalent yield on the securities portfolio was 2.88% in the second quarter of 2020 and 3.08% in the first quarter of 2020 based on a 21.0% income tax rate. As a result of these changes in rate and volume, the yield on earning assets declined from 4.78% in the first quarter of 2020 to 4.33% in the second quarter of 2020.

Interest expense of $3.4 million in the second quarter of 2020 was a decrease of $317,000, or 8.5%, on a linked quarter basis. Interest on deposits decreased $237,000, or 6.9%. The cost of interest bearing deposits decreased from 1.34% in the first quarter of 2020 to 1.20% in the second quarter of 2020. Over the next 12 months, $479.5 million in certificates of deposit, or 75.8% of total certificates, will reprice, and these certificates were paying a weighted average rate of 1.65% at June 30, 2020. Interest on borrowed funds, both short term and FHLB borrowings, decreased $80,000, or 27.7%. The cost of these borrowings decreased from 1.61% in the first quarter of 2020 to 1.15% in the second quarter of 2020. The Company’s cost of interest bearing liabilities of 1.19% in the second quarter of 2020 was a decrease of 17 basis points from the prior quarter.

With the changes in net interest income noted above, the tax-equivalent net interest margin decreased from 3.68% in the first quarter of 2020 to 3.40% in the second quarter of 2020. The interest spread was 3.14% for the current quarter compared with 3.42% in the prior quarter. Excluding PPP loans from the net interest margin calculation would have resulted in a margin of 3.42% for the second quarter of 2020 compared with the actual margin of 3.40%. The yield on the loan portfolio would have been 4.64% excluding PPP loans versus the actual yield of 4.55% with PPP loans, and the yield on earning assets would have been 4.38% without PPP loans as opposed to the actual yield of 4.33% that included the PPP loans.

Year-over-Year Six Months

Net interest income was $24.6 million for the first six months of 2020. This is an increase of $473,000, or 2.0%, from net interest income of $24.1 million for the first six months of 2019. Interest and dividend income declined by $15,000 over this time frame. Interest and dividend income was impacted by volume increases offset by a decline in yield. First, there was an increase of $1.0 million, or 4.1%, in interest and fees on loans, which increased as a result of growth of $100.4 million, or 10.0%, in the average balance of loans in 2020 over 2019. The yield on loans declined from 5.03% for the first six months of 2019 to 4.73% for the same period in 2020. A portion of this decrease is attributable to the addition of $83.5 million in PPP loans net of fees during the second quarter of 2020 at a rate of 1.00%. Interest and fees on PCI loans declined by $385,000, or 15.1%. Interest on deposits in other banks declined by $103,000. The yield on the PCI portfolio was 13.94% for the first six months of 2020 compared with 13.68% for the same period in 2019. Interest and dividends on securities declined by $561,000 in the first six months of 2020 compared with the same period in 2019. The yield on earning assets was 4.54% for the first six months of 2020, a decline of 38 basis points from 4.92% in the first six months of 2019. The yield on total loans, which includes PCI loans and PPP loans, declined from 5.34% for the first six months of 2019 compared to 4.99% for the same period in 2020. The return on interest bearing bank balances declined from 2.53% to 0.64%, while the tax-equivalent yield on the securities portfolio declined from 3.29% for the first six months of 2019 to 2.98% for the first six months of 2020.

Interest expense of $7.1 million for the first six months of 2020 was a decrease of $488,000, or 6.4%, from interest expense of $7.6 million for the first six months of 2019. The cost of interest bearing liabilities decreased over this time frame from 1.41% for the first six months of 2019 to 1.28% for the same period in 2020. Interest on deposits decreased $222,000 due to a decline in the rate paid from 1.36% for the first six months of 2019 to 1.27% for the first six months of 2020. The average balance of interest bearing liabilities increased over this time frame by $35.0 million. Short term borrowing expense decreased by $33,000, and the cost of FHLB and other borrowings decreased by $233,000, or 32.9%, as the rate paid decreased from 2.13% for the first six months of 2019 to 1.36% for the first six months of 2020.

The changes noted to interest income and interest expense led to a decline in the net interest margin from 3.75% for the first six months of 2019 to 3.53% for the same period in 2020. The interest spread also declined over this time frame from 3.51% in 2019 to 3.26% in 2020. Excluding PPP loans from the net interest margin calculation would have resulted in a margin of 3.54% for the first six months of 2020 compared with the actual margin of 3.53%. The yield on the loan portfolio would have been 4.78% excluding PPP loans versus the actual yield of 4.73% with PPP loans, and the yield on earning assets would have been 4.58% without PPP loans as opposed to the actual yield of 4.54% that included the PPP loans.

Year-Over-Year Second Quarter

Net interest income increased $360,000, or 3.0%, from the second quarter of 2019 to the second quarter of 2020. Net interest income was $12.4 million in the second quarter of 2020 compared with $12.0 million for the same period in 2019. Interest and dividend income decreased $155,000, or 1.0%, over this time period. Interest and fees on loans increased by $372,000. This increase was mitigated by decreases in securities income, which decreased by $257,000, interest and fees on PCI loans, which decreased by $189,000, and interest on deposits in other banks, which decreased by $76,000. Interest on PCI loans was $1.1 million in the second quarter of 2020 compared with $1.3 million in the second quarter of 2019. The average balance of the PCI portfolio declined $6.2 million during the year-over-year comparison period. The increase in interest and fees on loans was generated by an increase of $134.5 million, or 13.3%, in the average balance of loans. A portion of this loan growth was a shift in the mix of earning assets, as securities average balances declined $8.5 million year over year. The average balance of total earning assets increased $152.3 million, or 11.6%, from the second quarter of 2019 to the second quarter of 2020. The yield on earning assets decreased from 4.88% in the second quarter of 2019 to 4.33% in the second quarter of 2020. The yield on earning assets was the culmination of decreases in the yield on loans, from 5.01% in the second quarter of 2019 to 4.55% in the second quarter of 2020, in the tax-equivalent yield on securities, from 3.23% in the second quarter of 2019 to 2.88% in the second quarter of 2020, and in the yield on interest bearing bank balances from 2.41% to 0.31% year over year. The decline in interest bearing bank balances resulted in a decrease in income of $76,000 despite an increase in the average balance of $33.1 million.

Interest expense decreased $515,000, or 13.2%, when comparing the second quarter of 2020 and the second quarter of 2019. Interest expense on deposits decreased $407,000, or 11.3%, as the cost declined from 1.41% in the second quarter of 2019 to 1.20% for the same period in 2020. The average balance of interest bearing deposits increased $46.5 million, or 4.6%. This growth was from non-maturity deposit sources. First, there was an increase of $25.7 million, or 16.5%, in the average balance of interest bearing checking, which averaged $181.8 million in the second quarter of 2020. Additionally, there was an increase of $24.4 million in the average balance of savings and money market accounts from the second quarter of 2019 to the same period in 2020. Offsetting these increases was a decrease in the average balance of time deposits of $3.7 million, to $643.5 million for the second quarter of 2020. FHLB and other borrowings benefited from a decrease in cost from 2.08% in the second quarter of 2019 to 1.15% in the second quarter of 2020. This reduced interest expense for the category by $101,000 despite an increase in the average amount outstanding of $12.8 million. The amount of liquidity in the banking system, along with lower interest rates and a shift in deposit balances decreased the cost of interest bearing liabilities from 1.45% in the second quarter of 2019 to 1.19% in the second quarter of 2020.

The tax-equivalent net interest margin decreased 29 basis points, from 3.69% in the second quarter of 2019 to 3.40% in the second quarter of 2020. Likewise, the interest spread decreased from 3.43% to 3.14% over the same time period.  The decrease in the margin was precipitated by a greater decrease in the yield on earning assets of 55 basis points compared with a decline in the cost of interest bearing liabilities of 26 basis points.

The following table compares the Company's net interest margin, on a tax-equivalent basis, for the three months ended June 30, 2020, March 31, 2020 and June 30, 2019 and for the six months ended June 30, 2020 and June 30, 2019.

NET INTEREST MARGIN

(Unaudited)

(Dollars in thousands)

	For the three months ended
	30-Jun-20	31-Mar-20	30-Jun-19
Average interest earning assets	$1,468,702	$1,344,906	$1,316,422
Interest income	$15,751	$15,946	$15,906
Interest income - tax-equivalent	$15,844	$16,038	$16,018
Yield on interest earning assets	4.33%	4.78%	4.88%
Average interest bearing liabilities	$1,138,908	$1,093,585	$1,080,315
Interest expense	$3,391	$3,708	$3,906
Cost of interest bearing liabilities	1.19%	1.36%	1.45%
Net interest income	$12,360	$12,238	$12,000
Net interest income - tax-equivalent	$12,453	$12,330	$12,112
Interest spread	3.14%	3.42%	3.43%
Net interest margin	3.40%	3.68%	3.69%

	For the six months ended
	30-Jun-20	30-Jun-19
Average interest earning assets	$1,406,804	$1,310,550
Interest income	$31,697	$31,712
Interest income - tax-equivalent	$31,881	$31,950
Yield on interest earning assets	4.54%	4.92%
Average interest bearing liabilities	$1,116,246	$1,081,245
Interest expense	$7,099	$7,587
Cost of interest bearing liabilities	1.28%	1.41%
Net interest income	$24,598	$24,125
Net interest income - tax-equivalent	$24,782	$24,363
Interest spread	3.26%	3.51%
Net interest margin	3.53%	3.75%

Provision for Loan Losses

The Company records a separate provision for loan losses for its loan portfolio, excluding PCI loans, and the PCI loan portfolio. There was a provision for loan losses on the loan portfolio, excluding PCI loans, of $900,000 in the second quarter of 2020. This compares with a provision for loan losses of $3.3 million for the first quarter of 2020 and a provision for loan losses of $125,000 in the second quarter of 2019.

The provisions recorded in each of the first and second quarters of 2020 was due to the heightened risks associated with the loan portfolio that resulted from the economic impact of the rapidly evolving effects of the COVID-19 stay-at-home orders, business shut-downs and increased unemployment. Lenders reviewed each loan within the portfolio during each period to identify those borrowers that management believed to be possibly impacted by the current state of the economy. Loans identified with increased risk were aggregated by loan type. This analysis indicated a risk grade migration in a number of loan categories that led to a heightened risk level in the loan portfolio. The impact of the loans’ risk grade migration was applied to the allowance for loan loss calculation, which led to the provision for loan losses for each of the first two quarters of 2020.

With respect to the PCI portfolio, no provision was taken during the second quarter of 2020, the first quarter of 2020 or the second quarter of 2019 due to the stable nature of the portfolio’s performance and its declining balances over time as the portfolio amortizes. Additional discussion of loan quality is presented below.

Noninterest Income

Linked Quarter Basis

Noninterest income was $1.6 million for the second quarter of 2020, a $281,000 increase compared with $1.3 million for the first quarter of 2020. Gain (loss) on securities transactions, net were a gain of $242,000 in the second quarter of 2020 compared with a loss of $39,000 in the first quarter of 2020. Lower interest rates during the second quarter offered management an opportunity to realize gains on securities that could potentially experience lower yields in future periods. Mortgage loan income of $373,000 was an increase of $152,000 on a linked quarter basis. Lower interest rates during the second quarter of 2020 prompted a greater volume of mortgage loan originations by the Bank. Offsetting these linked quarter increases was a decline of $140,000 in service charges and fees, which were $532,000 in the second quarter of 2020. This decline was the result of lower transaction volume created by the COVID-19 stay-at-home orders. Management anticipates that this volume will be slightly lower until circumstances create volume similar to pre-COVID-19 levels.

Year-Over-Year Six Months

Noninterest income was $3.0 million for the first six months of 2020, an increase of $486,000, or 19.7%, over noninterest income of $2.5 million for the first six months of 2019. Mortgage loan income was $594,000 for the first six months of 2020, an increase of $432,000 over the same period in 2019. This increase was created by continuity among the mortgage team, coupled with attractive rates and increased referrals within the Bank. Other noninterest income was $592,000 for the first six months of 2020, an increase of $194,000 over the same period in 2019. The increase was primarily the result from 2020 activity that included a $64,000 gain on the extinguishment of a FHLB borrowing combined with $173,000 in swap fee income. Gain on sale of loans was $11,000 for the first six months of 2020 compared with none for the same period in 2019. Offsetting these increases to noninterest income were a decline of $112,000 in service charges and fees, a decrease of $21,000 in securities gains and a decline of $18,000 in income on bank owned life insurance.

Year-Over-Year Second Quarter

Noninterest income of $1.6 million in the second quarter of 2020 was an increase of $165,000, or 11.4%, over the second quarter of 2019. Mortgage loan income increased $273,000, or 273.0%, from $100,000 in the second quarter of 2019 to $373,000 in the second quarter of 2020. Other noninterest income was $296,000 in the second quarter of 2020 compared with $222,000 in the second quarter of 2019, an increase of $74,000. Service charges on deposit accounts of $532,000 in the second quarter of 2020 decreased by $175,000, or 24.8%, year over year. This decrease was primarily the result of reduced transaction volumes created by the COVID-19 stay-at-home orders. Income on bank owned life insurance was $173,000 in the second quarter of 2020, a decrease of $11,000 year over year.

Noninterest Expenses

Linked Quarter Basis

Noninterest expenses totaled $7.9 million for the second quarter of 2020, as compared with $8.6 million for the first quarter of 2020, a decrease of $721,000, or 8.4%. Salaries and employee benefits in the second quarter of 2020 were $4.6 million compared with $5.2 million in the first quarter of 2020. This is a decrease of $539,000, or 10.5%, on a linked quarter basis. The primary reasons for the decrease were reductions that occurred under FASB 91 to recognize the costs associated with the origination of each loan during the quarter. This credit is netted against the associated loan fee and the difference is recorded as deferred income and recognized over the life of the individual loans. While this is routinely performed for every loan that the Bank originates, the volume of loans booked during the second quarter of 2020 far exceeded those of the first quarter of 2020. The $83.5 million of PPP loans net of fees at June 30, 2020 constituted 741 loans booked. Salaries and employee benefits should return to a normal expense level in future quarters assuming typical loan volumes. Other expense categories declined on a linked quarter basis as well. Other operating expenses declined $108,000, or 7.1%, and were $1.4 million in the second quarter of 2020. Occupancy expenses were $778,000 in the second quarter of 2020, a decrease of $49,000 on a linked quarter basis. Equipment expense of $345,000 reflects a linked quarter decrease of $27,000. Data processing fees were $573,000 in the second quarter of 2020, a decrease of $19,000 from the prior period. Offsetting these expense reductions was an increase of $31,000 to FDIC assessment, which was $156,000 in the second quarter of 2020.

Year-over-Year Six Months

Noninterest expenses were $16.5 million for the six months ended June 30, 2020, a decrease of $1.4 million, or 7.6%, year over year. There were a number of reasons for the decrease. A portion, $559,000, is also the result of the large loan volume in the second quarter of 2020 that generated FASB 91 credits to salaries and employee benefits. Salaries and employee benefits declined $889,000, or 8.3%. The closure of two branch offices in 2019 positively influenced salaries as well as other expense categories in 2020. Also decreasing for the six month year-over-year period was occupancy expenses, which were $244,000 lower, other real estate expenses, net, which were $95,000 lower, equipment fees, which were $58,000 lower, other operating expenses, which decreased $65,000, and FDIC assessment, which was $31,000 lower. Only data processing fees increased and was only $18,000 greater for the first six months of 2020 compared with the same period in 2019.

Year-Over-Year Second Quarter

Noninterest expenses were $7.9 million for the second quarter of 2020. This is a decrease of $1.1 million from noninterest expenses of $9.0 million for the second quarter of 2019. The reason for the decrease is also the result of the large loan volume in the second quarter of 2020 that generated FASB 91 credits to salaries and employee benefits. Salaries and employee benefits declined $660,000, or 12.5%. Also decreasing for the period was other operating expenses, which decreased $147,000, occupancy expenses, which were $141,000 lower, other real estate expenses, net, which were $109,000 lower, equipment expense, which was $49,000 lower, and FDIC assessment and data processing expenses, which were both $6,000 lower. No expense category on the income statement was greater for the second quarter of 2020 compared with the same period in 2019.

The following table compares the Company's other operating expenses included in noninterest expenses for the three months ended June 30, 2020, March 31, 2020, December 31, 2019 and June 30, 2019.

OTHER OPERATING EXPENSES
(Unaudited)
(Dollars in thousands)	For the three months ended
	30-Jun-20	31-Mar-20	31-Dec-19	30-Jun-19
Bank franchise tax	$237	$237	$220	$220
Stationery, printing and supplies	185	169	155	151
Marketing expense	111	96	89	151
Credit expense	162	178	86	239
Outside vendor fees	190	237	223	159
Other expenses	527	603	668	639
Total other operating expenses	$1,412	$1,520	$1,441	$1,559

Income Taxes

Income tax expense was $1.0 million for the second quarter of 2020, compared with income tax expense of $264,000 and $791,000 for the first quarter of 2020 and second quarter of 2019, respectively. For the first six months of 2020 income tax expense was $1.3 million compared with $1.6 million for the first six months of 2019. The effective tax rate for the second quarter of 2020 was 20.0% compared with 15.7% in the first quarter of 2020 and 18.2% for the second quarter of 2019. The lower effective tax rate in the first quarter of 2020 is a product of a higher percentage of tax free municipal income along with tax credits’ representing a higher percentage of overall tax expense. For the first six months of 2020, the effective tax rate was 19.0% compared with 18.4% for the same period in 2019.

FINANCIAL CONDITION

Total assets increased $184.2 million, or 12.9%, to $1.615 billion at June 30, 2020 when compared to December 31, 2019. Total assets increased $161.5 million, or 11.1%, since March 31, 2020. Total loans, excluding PCI loans, were $1.165 billion at June 30, 2020, increasing $107.0 million, or 10.1%, from year end 2019 and $86.1 million, or 8.0%, from March 31, 2020. Since June 30, 2019, total loans, excluding PCI loans, grew $141.1 million, or 13.8%, to the June 30, 2020 total of $1.165 billion. Total PCI loans were $29.5 million at June 30, 2020 versus $32.5 million at December 31, 2019 and $35.9 million at June 30, 2019.

Loans net of fees that the Bank originated during the second quarter under the PPP were $83.5 million at June 30, 2020. There were 741 of these PPP loans outstanding at June 30, 2020, and all of these balances are included in the $263.0 million in commercial loans. As a result of the economic conditions that existed during the second quarter of 2020, commercial loans, excluding PPP loans, declined by $19.1 million from March 31, 2020. Commercial loan balances, excluding PPP balances, declined by $11.7 million since year end 2019. Commercial real estate loans, the largest category of loans at $443.9 million, or 38.1% of gross loans outstanding, increased $33.5 million, or 8.2%, during the second quarter of 2020. This category has increased $47.1 million, or 11.9% year to date and $55.2 million, or 14.2%, year over year. Construction and land development loans, totaling $151.5 million, grew by $1.7 million, or 1.1%, during the second quarter of 2020 and by $5.0 million since year end 2019 and $14.6 million, or 10.6%, since June 30, 2019. Residential 1 – 4 family loans declined during the second quarter of 2020 by $13.9 million, or 6.3%, and ended the period at $205.8 million, or 17.7% of the portfolio. This category declined by $17.8 million during the first six months of 2020 and $13.9 million since June 30, 2019.

The following table shows the composition of the Company's loan portfolio, excluding PCI loans, at June 30, 2020, March 31, 2020, December 31, 2019 and June 30, 2019.

LOANS (excluding PCI loans)

(Unaudited)

(Dollars in thousands)	30-Jun-20		31-Mar-20		31-Dec-19		30-Jun-19
	Amount	% of Loans	Amount	% of Loans	Amount	% of Loans	Amount	% of Loans
Mortgage loans on real estate:
Residential 1-4 family	$205,787	17.66%	$219,735	20.36%	$223,538	21.12%	$219,690	21.45%
Commercial	443,923	38.09	410,438	38.03	396,858	37.50	388,750	37.95
Construction and land development	151,529	13.00	149,833	13.88	146,566	13.85	136,951	13.37
Second mortgages	6,136	0.53	5,954	0.55	6,639	0.63	6,803	0.66
Multifamily	76,587	6.57	76,206	7.06	72,978	6.90	57,251	5.59
Agriculture	7,122	0.61	7,038	0.65	8,346	0.79	10,617	1.04
Total real estate loans	891,084	76.46	869,204	80.53	854,925	80.79	820,062	80.06
Commercial loans	262,955	22.57	198,544	18.40	191,183	18.06	191,032	18.66
Consumer installment loans	10,257	0.88	10,446	0.97	11,163	1.05	11,603	1.13
All other loans	1,014	0.09	1,035	0.10	1,052	0.10	1,553	0.15
Gross loans	1,165,310	100.00%	1,079,229	100.00%	1,058,323	100.00%	1,024,250	100.00%
Allowance for loan losses	(12,238)		(11,819)		(8,429)		(8,819)
Loans, net of unearned income	$1,153,072		$1,067,410		$1,049,894		$1,015,431

The Company’s securities portfolio, excluding restricted equity securities, increased $28.3 million since year end 2019 to $251.0 million at June 30, 2020. U.S. Treasury issues increased by $21.7 million during the first six months of 2020 as excess liquidity was invested short-term in very liquid and low risk instruments. Corporate securities, with balances of $19.8 million at June 30, 2020, increased by $13.7 million during the six month period. State, county and municipal securities, the largest investment category at $133.8 million at June 30, 2020, increased by $9.5 million during the first six months of 2020. Asset backed securities, consisting of student loan pools 97% guaranteed by the U.S. Government, increased by $11.5 million during the first six months of 2020 and totaled $23.2 million at June 30, 2020. Offsetting these increases was a decrease of $16.5 million in mortgage backed securities and a decline of $1.7 million in balances held in U.S. Government agency bonds. The Company actively manages the portfolio to improve its liquidity and maximize the return within the desired risk profile.

The Company had cash and cash equivalents of $85.3 million at June 30, 2020 compared with $30.4 million at March 31, 2020 and $28.7 million at year end 2019. The second quarter increase was $55.0 million, and the six month increase was $56.6 million. The majority of this category growth occurred in interest bearing bank balances, $49.8 million during the second quarter of 2020 and $53.1 million since year end 2019, as large amounts of liquidity have been funneled into the banking system through the facilitation of PPP loans and stimulus checks issued by the U.S. Treasury under the CARES Act. There were federal funds purchased of $3.3 million at June 30, 2020 compared with $24.4 million at December 31, 2019.

The following table shows the composition of the Company's securities portfolio, excluding equity securities, restricted, at June 30, 2020, December 31, 2019 and June 30, 2019.

SECURITIES PORTFOLIO
(Unaudited)
(Dollars in thousands)	30-Jun-20		31-Dec-19		30-Jun-19
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities Available for Sale

U.S. Treasury issue	$21,750	$21,749	$-	$-	$22,972	$22,898
U.S. Government agencies	20,700	20,281	22,104	21,936	24,375	24,222
State, county, and municipal	103,963	109,669	95,467	98,592	94,175	97,290
Mortgage backed securities	30,391	32,243	48,045	48,740	50,025	50,635
Asset backed securities	23,467	23,150	11,637	11,604	10,763	10,790
Corporate	19,306	19,775	6,016	6,097	6,007	6,069
Total securities available for sale	$219,577	$226,867	$183,269	$186,969	$208,317	$211,904
Securities Held to Maturity
U.S. Government agencies	$-	$-	$10,000	$9,988	$10,000	$9,941
State, county, and municipal	24,169	25,282	25,733	26,645	30,368	31,267
Mortgage backed securities	-	-	-	-	-	-
Total securities held to maturity	$24,169	25,282	$35,733	36,633	$40,368	41,208

8

Interest bearing deposits at June 30, 2020 were $1.085 billion, an increase of $52.1 million, or 5.0%, from March 31, 2020 and $100.0 million, or 10.2%, greater than at December 31, 2019. Interest bearing checking accounts (formerly NOW accounts) of $195.4 million grew by $29.3 million, or 17.6%, during the second quarter of 2020 and have grown $24.9 million since year end 2019. Money market deposit accounts were $148.1 million at June 30, 2020 and grew $24.6 million, or 19.9%, during the second quarter of 2020 and $27.2 million, or 22.5%, during the first six months of 2020. Savings accounts totaled $108.6 million at June 30, 2020 and grew $9.2 million during the second quarter and $12.0 million for the first six months of 2020. Strong growth in these categories for both the quarter and year has allowed the Bank to react to lower interest rates through proactive repricing in certificates of deposit, the highest costing deposit category. As a result, there has been tepid growth in time deposits over $250,000, which grew by $3.0 million in the second quarter of 2020. Time deposits less than or equal to $250,000 declined $14.0 million in the second quarter of 2020. Time deposit balances combined were 46.4% of total deposits, including noninterest bearing deposits, at June 30, 2020, a decline from 51.3% at December 31, 2019. The growth in interest bearing checking accounts, money market accounts, savings accounts and noninterest bearing deposits, which grew $153.5 million during the second quarter and $164.3 million during the first six months of 2020, were associated with the $83.5 million in PPP loans net of fees originated and held at June 30, 2020 and stimulus checks issued under the CARES Act, as well as postponed business activity that resulted from the COVID-19 stay-at-home orders.

The following table compares the mix of interest bearing deposits at June 30, 2020, March 31, 2020, December 31, 2019 and June 30, 2019.

INTEREST BEARING DEPOSITS

(Unaudited)

(Dollars in thousands)

	30-Jun-20	31-Mar-20	31-Dec-19	30-Jun-19
Interest Bearing Checking (Formerly NOW)	$195,441	$166,163	$-	$-
NOW	-	-	170,532	163,224
MMDA	148,050	123,455	120,841	130,720
Savings	108,602	99,394	96,570	94,508
Time deposits less than or equal to $250,000	492,749	506,739	477,461	508,598
Time deposits over $250,000	140,027	136,980	119,460	138,759
Total interest bearing deposits	$1,084,869	$1,032,731	$984,864	$1,035,809

FHLB borrowings were $68.2 million at June 30, 2020, compared with $58.3 million at March 31, 2020 and $68.5 million at December 31, 2019. The increase of $9.8 million in FHLB borrowings during the second quarter was due to the FHLB swiftly responding to the March 16, 2020 rate cut of 1.50% to the discount rate by repricing advances immediately to ensure low cost liquidity for the banking system. There were Federal funds purchased of $3.3 million at June 30, 2020, down from $24.4 million at December 31, 2019.

Shareholders’ equity was $160.8 million at June 30, 2020, or 10.0% of total assets, compared with $155.5 million, or 10.9% of total assets, at December 31, 2019. Shareholders’ equity at June 30, 2019 was $147.4 million, or 10.3% of total assets. On January 22, 2020, the Company announced a share repurchase program of up to 1,000,000 shares of its common stock. During the first six months of 2020, the Company repurchased 130,800 shares of common stock at a total cost of $885,665. The Company evaluates the value of the common stock and capital for regulatory purposes when considering repurchases under the program and, as a result, is not currently making any repurchases in the current economic environment.

Asset Quality – excluding PCI loans

Nonperforming loans were $4.2 million at June 30, 2020, a decrease of $947,000 from $5.2 million at March 31, 2020, a decrease of $2.0 million from $6.2 million at December 31, 2019 and a decrease of $6.8 million from $11.0 million at June 30, 2019. Total non-performing assets totaled $8.7 million at June 30, 2020 compared with $9.7 million at March 31, 2020, $10.8 million at December 31, 2019 and $12.0 million at June 30, 2019. This is a year-over-year decrease of 27.6%. There were net charge-offs of $481,000 in the second quarter of 2020 compared with net recoveries of $90,000 in the first quarter of 2020 and net recoveries of $33,000 in the second quarter of 2019.

9

The allowance for loan losses equaled 289.7% of nonaccrual loans at June 30, 2020 compared with 228.5% at March 31, 2020, 159.3% at December 31, 2019 and 79.9% at June 30, 2019. The ratio of nonperforming assets to loans and other real estate owned (OREO) was 0.74% at June 30, 2020, 0.89% at March 31, 2020, 1.01% at December 31, 2019 and 1.17% at June 30, 2019.

The allowance for loan losses to total loans was 1.05% at June 30, 2020 compared with 1.10% at March 31, 2020, 0.80% at December 31, 2019 and 0.86% at June 30, 2019. While this is a decrease from the first quarter, this is skewed by the volume of PPP loans originated during the second quarter. The $83.5 million in PPP loans net of fees outstanding at June 30, 2020 are fully guaranteed by the SBA in accordance with the CARES Act; therefore, no allowance is required. The Company monitors and adjusts the allowance for loan losses based on loans requiring a reserve. The allowance for loan losses to total loans excluding the PPP loans would have reflected a level of coverage of 1.13%.

The following table reconciles the activity in the Company's allowance for loan losses, by quarter, for the past five quarters.

ALLOWANCE FOR LOAN LOSSES

(Unaudited)

(Dollars in thousands)	2020		2019
	Second	First	Fourth	Third	Second
	Quarter	Quarter	Quarter	Quarter	Quarter
Allowance for loan losses:
Beginning of period	$11,819	$8,429	$8,393	$8,819	$8,661
Provision for loan losses	900	3,300	200	-	125
Net (charge-offs) recoveries	(481)	90	(164)	(426)	33
End of period	$12,238	$11,819	$8,429	$8,393	$8,819

The following table sets forth selected asset quality data, excluding PCI loans, and ratios for the dates indicated.

ASSET QUALITY (excluding PCI loans)
(Unaudited)
(Dollars in thousands)	2020		2019
	30-Jun-20	31-Mar-20	31-Dec-19	30-Sep-19	30-Jun-19
Nonaccrual loans	$4,225	$5,172	$5,292	$5,746	$11,045
Loans past due 90 days and accruing interest	-	-	946	-	-
Total nonperforming loans	4,225	5,172	6,238	5,746	11,045
Other real estate owned	4,486	4,506	4,527	4,740	983
Total nonperforming assets	$8,711	$9,678	$10,765	$10,486	$12,028

Allowance for loan losses to loans	1.05%	1.10%	0.80%	0.81%	0.86
Allowance for loan losses to nonaccrual loans	289.66	228.52	159.28	146.10	79.85
Nonperforming assets to loans and other real estate	0.74	0.89	1.01	1.01	1.17
Net charge-offs/(recoveries) for quarter to average loans, annualized	0.17%	(0.03)%	0.06%	0.16%	(0.01)

10

A further breakout of nonaccrual loans, excluding PCI loans, at June 30, 2020, March 31, 2020, December 31, 2019 and June 30, 2019 is below.

NONACCRUAL LOANS (excluding PCI loans)

(Unaudited)

(Dollars in thousands)

	30-Jun-20	31-Mar-20	31-Dec-19	30-Jun-19
Mortgage loans on real estate:
Residential 1-4 family	$1,697	$1,456	$1,378	$2,148
Commercial	636	657	1,006	1,388
Construction and land development	1,122	1,778	376	4,091
Multifamily	-	-	2,463	2,526
Agriculture	51	-	-	-
Total real estate loans	$3,506	$3,891	$5,223	$10,153
Commercial loans	707	1,270	62	886
Consumer installment loans	12	11	7	6
Gross loans	$4,225	$5,172	$5,292	$11,045

Capital Requirements

The Bank’s ratio of total risk-based capital was 13.9% at June 30, 2020 compared with 13.9% at December 31, 2019. The tier 1 risk-based capital ratio was 12.9% at June 30, 2020 and 13.2% at December 31, 2019. The Bank’s tier 1 leverage ratio was 10.3% at June 30, 2020 and 11.0% at December 31, 2019.  All capital ratios exceed regulatory minimums to be considered well capitalized. BASEL III introduced the common equity tier 1 capital ratio, which was 12.9% at June 30, 2020 and 13.2% at December 31, 2019.

Earnings Conference Call and Webcast

The Company will host a conference call for interested parties on Thursday, July 30, 2020, at 10:00 a.m. Eastern Time to discuss the financial results for the second quarter of 2020. The public is invited to listen to this conference call by dialing 866-374-8379 at least five minutes prior to the call.  Interested parties may also listen to this conference call through the internet by accessing the "Corporate Overview – Corporate Profile" page of the Company's internet site at www.cbtrustcorp.com.

A replay of the conference call will be available from 12:00 noon Eastern Time on July 30, 2020, until 9:00 a.m. Eastern Time on August 20, 2020. The replay will be available by dialing 877-344-7529 and entering access code 10146429 or through the internet by accessing the "Corporate Overview – Corporate Profile" page of the Company's internet site at www.cbtrustcorp.com.

About Community Bankers Trust Corporation and Essex Bank

Community Bankers Trust Corporation is the holding company for Essex Bank, a Virginia state bank with 24 full-service offices, 18 of which are in Virginia and six of which are in Maryland.  The Bank also operates two loan production offices.

Additional information on the Bank is available on the Bank’s website at www.essexbank.com. For information on Community Bankers Trust Corporation, please visit its website at www.cbtrustcorp.com.

11

Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements with respect to the Company’s operations, performance, future strategy and goals. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in the following: the quality or composition of the Company’s loan or investment portfolios, including collateral values and the repayment abilities of borrowers and issuers; assumptions that underlie the Company’s allowance for loan losses; general economic and market conditions, either nationally or in the Company’s market areas; unusual and infrequently occurring events, such as weather-related disasters, terrorist acts or public health events (such as the current COVID-19 pandemic), and of governmental and societal responses to them; the interest rate environment; competitive pressures among banks and financial institutions or from companies outside the banking industry; real estate values; the demand for deposit, loan and investment products and other financial services; the demand, development and acceptance of new products and services; the performance of vendors or other parties with which the Company does business; time and costs associated with de novo branching, acquisitions, dispositions and similar transactions; the realization of gains and expense savings from acquisitions, dispositions and similar transactions; consumer profiles and spending and savings habits; levels of fraud in the banking industry; the level of attempted cyber-attacks in the banking industry; the securities and credit markets; costs associated with the integration of banking and other internal operations; the soundness of other financial institutions with which the Company does business; inflation; technology; and legislative and regulatory requirements. Many of these factors and additional risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and other reports filed from time to time by the Company with the Securities and Exchange Commission. This press release speaks only as of its date, and the Company disclaims any duty to update the information in it.

Contact: Bruce E. Thomas

Executive Vice President/Chief Financial Officer

Community Bankers Trust Corporation

804-934-9999

12

COMMUNITY BANKERS TRUST CORPORATION

CONSOLIDATED BALANCE SHEETS

UNAUDITED

(Dollars in thousands, except share data)

	30-Jun-20	31-Mar-20	31-Dec-19	30-Jun-19
Assets
Cash and due from banks	$20,530	$15,406	$16,976	$17,858
Interest bearing bank deposits	64,796	14,960	11,708	14,696
Federal funds sold	-	-	-	228
Total cash and cash equivalents	85,326	30,366	28,684	32,782

Securities available for sale, at fair value	226,867	202,711	186,969	211,904
Securities held to maturity, at cost	24,169	24,649	35,733	40,368
Equity securities, restricted, at cost	8,875	8,458	8,855	7,718
Total securities	259,911	235,818	231,557	259,990

Loans held for resale	396	2,470	501	639

Loans	1,165,310	1,079,229	1,058,323	1,024,250
Purchased credit impaired (PCI) loans	29,507	30,275	32,528	35,898
Allowance for loan losses	(12,238)	(11,819)	(8,429)	(8,819)
Allowance for loan losses – PCI loans	(156)	(156)	(156)	(156)
Net loans	1,182,423	1,097,529	1,082,266	1,051,173

Bank premises and equipment, net	28,713	29,065	29,472	30,635
Bank premises and equipment held for sale	1,589	1,589	1,589	1,252
Right-of-use lease assets	5,999	6,234	6,472	6,944
Other real estate owned	4,486	4,506	4,527	983
Bank owned life insurance	29,687	29,514	29,340	29,199
Other assets	16,474	16,449	16,432	17,534
Total assets	$1,615,004	$1,453,540	$1,430,840	$1,431,131

Liabilities
Deposits:
Noninterest bearing	$278,780	$188,327	$178,584	$180,399
Interest bearing	1,084,869	1,032,731	984,864	1,035,809
Total deposits	1,363,649	1,221,058	1,163,448	1,216,208

Federal funds purchased	3,268	-	24,437	-
Federal Home Loan Bank borrowings	68,167	58,333	68,500	48,696
Trust preferred capital notes	4,124	4,124	4,124	4,124
Lease liabilities	6,264	6,513	6,737	7,192
Other liabilities	8,751	8,044	8,115	7,515
Total liabilities	1,454,223	1,298,072	1,275,361	1,283,735

Shareholders' Equity
Common stock (200,000,000 shares authorized $0.01 par value; 22,311,357, 22,422,621, and 22,258,456 shares issued and outstanding, respectively)	223	223	224	223
Additional paid in capital	150,428	150,219	150,728	149,752
Retained deficit	5,900	2,856	2,562	(4,529)
Accumulated other comprehensive income (loss)	4,230	2,170	1,965	1,950
Total shareholders' equity	160,781	155,468	155,479	147,396
Total liabilities and shareholders' equity	$1,615,004	$1,453,540	$1,430,840	$1,431,131

13

COMMUNITY BANKERS TRUST CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

UNAUDITED

(Dollars in thousands)

	YTD	Three months ended		YTD	Three months ended
	2020	30-Jun-20	31-Mar-20	2019	30-Jun-19	31-Mar-19
Interest and dividend income
Interest and fees on loans	$26,098	$13,012	$13,086	$25,059	$12,640	$12,419
Interest and fees on PCI loans	2,159	1,062	1,097	2,544	1,251	1,293
Interest on federal funds sold	-	-	-	5	5	-
Interest on deposits in other banks	110	41	69	213	117	96
Interest and dividends on securities
Taxable	2,638	1,287	1,351	2,994	1,472	1,522
Nontaxable	692	349	343	897	421	476
Total interest and dividend income	31,697	15,751	15,946	31,712	15,906	15,806
Interest expense
Interest on deposits	6,601	3,182	3,419	6,823	3,589	3,234
Interest on borrowed funds	498	209	289	764	317	447
Total interest expense	7,099	3,391	3,708	7,587	3,906	3,681

Net interest income	24,598	12,360	12,238	24,125	12,000	12,125
Provision for loan losses	4,200	900	3,300	125	125	-
Net interest income after provision for loan losses	20,398	11,460	8,938	24,000	11,875	12,125

Noninterest income
Service charges and fees	1,204	532	672	1,316	707	609
Gain (loss) on securities transactions, net	203	242	(39)	224	238	(14)
Gain on sale of loans	11	-	11	-	-	-
Income on bank owned life insurance	347	173	174	365	184	181
Mortgage loan income	594	373	221	162	100	62
Other	592	296	296	398	222	176
Total noninterest income	2,951	1,616	1,335	2,465	1,451	1,014

Noninterest expense
Salaries and employee benefits	9,765	4,613	5,152	10,654	5,273	5,381
Occupancy expenses	1,605	778	827	1,849	919	930
Equipment expenses	717	345	372	775	394	381
FDIC assessment	281	156	125	312	162	150
Data processing fees	1,165	573	592	1,147	579	568
Other real estate expenses, net	2	(4)	6	97	105	(8)
Other operating expenses	2,932	1,412	1,520	2,997	1,559	1,438
Total noninterest expense	16,467	7,873	8,594	17,831	8,991	8,840

Income before income taxes	6,882	5,203	1,679	8,634	4,335	4,299
Income tax expense	1,307	1,043	264	1,587	791	796
Net income	$5,575	$4,160	$1,415	$7,047	$3,544	$3,503

14

COMMUNITY BANKERS TRUST CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

UNAUDITED

(Dollars in thousands)

	Three months ended
	30-Jun-20	31-Mar-20	31-Dec-19	30-Sep-19	30-Jun-19
Interest and dividend income
Interest and fees on loans	$13,012	$13,086	$13,305	$13,187	$12,640
Interest and fees on PCI loans	1,062	1,097	1,165	2,333	1,251
Interest on federal funds sold	-	-	-	9	5
Interest on deposits in other banks	41	69	91	87	117
Interest and dividends on securities
Taxable	1,287	1,351	1,387	1,489	1,472
Nontaxable	349	343	329	355	421
Total interest and dividend income	15,751	15,946	16,277	17,460	15,906
Interest expense
Interest on deposits	3,182	3,419	3,515	3,698	3,589
Interest on borrowed funds	209	289	349	343	317
Total interest expense	3,391	3,708	3,864	4,041	3,906

Net interest income	12,360	12,238	12,413	13,419	12,000
Provision for loan losses	900	3,300	200	-	125
Net interest income after provision for loan losses	11,460	8,938	12,213	13,419	11,875

Noninterest income
Service charges and fees	532	672	757	758	707
Gain (loss) on securities transactions, net	242	(39)	(39)	50	238
Gain on sale of loans	-	11	14	-	-
Income on bank owned life insurance	173	174	178	181	184
Mortgage loan income	373	221	148	176	100
Other	296	296	320	346	222
Total noninterest income	1,616	1,335	1,378	1,511	1,451

Noninterest expense
Salaries and employee benefits	4,613	5,152	5,480	5,289	5,273
Occupancy expenses	778	827	791	813	919
Equipment expenses	345	372	332	377	394
FDIC assessment	156	125	(20)	4	162
Data processing fees	573	592	588	594	579
Other real estate expenses, net	(4)	6	56	565	105
Other operating expenses	1,412	1,520	1,441	1,588	1,559
Total noninterest expense	7,873	8,594	8,668	9,230	8,991

Income before income taxes	5,203	1,679	4,923	5,700	4,335
Income tax expense	1,043	264	878	1,087	791
Net income	$4,160	$1,415	$4,045	$4,613	$3,544

15

COMMUNITY BANKERS TRUST CORPORATION

NET INTEREST MARGIN ANALYSIS

AVERAGE BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	Three months ended June 30, 2020			Three months ended March 31, 2020
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans, including fees	$1,145,956	$13,012	4.55%	$1,065,268	$13,086	4.93%
PCI loans, including fees	29,978	1,062	14.01	31,311	1,097	13.87
Total loans	1,175,934	14,074	4.80	1,096,579	14,183	5.19
Interest bearing bank balances	52,551	41	0.31	16,455	69	1.68
Federal funds sold	210	-	0.07	141	-	1.06
Securities (taxable)	189,378	1,287	2.72	182,340	1,351	2.96
Securities (tax exempt)(1)	50,629	442	3.49	49,391	435	3.52
Total earning assets	1,468,702	15,844	4.33	1,344,906	16,038	4.78
Allowance for loan losses	(12,007)			(8,621)
Non-earning assets	109,847			105,540
Total assets	$1,566,542			$1,441,825

LIABILITIES AND
SHAREHOLDERS’ EQUITY
Demand - interest bearing	$181,789	$98	0.22	$170,279	$94	0.22
Savings and money market	241,646	228	0.38	219,661	280	0.51
Time deposits	643,465	2,856	1.78	632,664	3,045	1.93
Total interest bearing deposits	1,066,900	3,182	1.20	1,022,604	3,419	1.34
Short-term borrowings	323	-	0.20	4,185	23	2.20
FHLB and other borrowings	71,685	209	1.15	66,796	266	1.58
Total interest bearing liabilities	1,138,908	3,391	1.19	1,093,585	3,708	1.36
Noninterest bearing deposits	254,216			175,871
Other liabilities	14,396			14,184
Total liabilities	1,407,520			1,283,640
Shareholders’ equity	159,022			158,185
Total liabilities and Shareholders’ equity	$1,566,542			$1,441,825
Net interest earnings		$12,453			$12,330
Interest spread			3.14%			3.42%
Net interest margin			3.40%			3.68%

Tax-equivalent adjustment:
Securities		$93			$92

(1) Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 21%

16

COMMUNITY BANKERS TRUST CORPORATION

NET INTEREST MARGIN ANALYSIS

AVERAGE BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	Three months ended June 30, 2020			Three months ended June 30, 2019
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans, including fees	$1,145,956	$13,012	4.55%	$1,011,448	$12,640	5.01%
PCI loans, including fees	29,978	1,062	14.01	36,212	1,251	13.67
Total loans	1,175,934	14,074	4.80	1,047,660	13,891	5.32
Interest bearing bank balances	52,551	41	0.31	19,436	117	2.41
Federal funds sold	210	-	0.07	799	5	2.36
Securities (taxable)	189,378	1,287	2.72	189,429	1,472	3.11
Securities (tax exempt)(1)	50,629	442	3.49	59,098	533	3.60
Total earning assets	1,468,702	15,844	4.33	1,316,422	16,018	4.88
Allowance for loan losses	(12,007)			(8,820)
Non-earning assets	109,847			102,513
Total assets	$1,566,542			$1,410,115

LIABILITIES AND
SHAREHOLDERS’ EQUITY
Demand - interest bearing	$181,789	$98	0.22	$156,053	$86	0.22
Savings and money market	241,646	228	0.38	217,219	307	0.57
Time deposits	643,465	2,856	1.78	647,159	3,196	1.98
Total interest bearing deposits	1,066,900	3,182	1.20	1,020,431	3,589	1.41
Short-term borrowings	323	-	0.20	996	7	2.70
FHLB and other borrowings	71,685	209	1.15	58,888	310	2.08
Total interest bearing liabilities	1,138,908	3,391	1.19	1,080,315	3,906	1.45
Noninterest bearing deposits	254,216			170,783
Other liabilities	14,396			14,183
Total liabilities	1,407,520			1,265,281
Shareholders’ equity	159,022			144,834
Total liabilities and shareholders’ equity	$1,566,542			$1,410,115
Net interest earnings		$12,453			$12,112
Interest spread			3.14%			3.43%
Net interest margin			3.40%			3.69%

Tax-equivalent adjustment:
Securities		$93			$112

(1) Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 21%.

17

COMMUNITY BANKERS TRUST CORPORATION

NET INTEREST MARGIN ANALYSIS

AVERAGE BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	Six months ended June 30, 2020			Six months ended June 30, 2019
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans, including fees	$1,105,612	$26,098	4.73%	$1,005,168	$25,059	5.03%
PCI loans, including fees	30,644	2,159	13.94	36,993	2,544	13.68
Total loans	1,136,256	28,257	4.99	1,042,161	27,603	5.34
Interest bearing bank balances	34,503	110	0.64	16,920	213	2.53
Federal funds sold	176	-	0.47	429	5	2.36
Securities (taxable)	185,859	2,638	2.84	187,908	2,994	3.19
Securities (tax exempt)(1)	50,010	876	3.51	63,132	1,135	3.60
Total earning assets	1,406,804	31,881	4.54	1,310,550	31,950	4.92
Allowance for loan losses	(10,314)			(8,951)
Non-earning assets	107,694			99,758
Total assets	$1,504,184			$1,401,357

LIABILITIES AND
SHAREHOLDERS’ EQUITY
Demand - interest bearing	$176,034	$192	0.22	$156,908	$173	0.22
Savings and money market	230,654	508	0.44	219,071	600	0.55
Time deposits	638,064	5,901	1.85	635,354	6,050	1.92
Total interest bearing deposits	1,044,752	6,601	1.27	1,011,333	6,823	1.36
Short-term borrowings	2,254	23	2.06	3,900	56	2.91
FHLB and other borrowings	69,240	475	1.36	66,012	708	2.13
Total interest bearing liabilities	1,116,246	7,099	1.28	1,081,245	7,587	1.41
Noninterest bearing deposits	215,044			165,668
Other liabilities	14,290			12,078
Total liabilities	1,345,580			1,258,991
Shareholders’ equity	158,604			142,366
Total liabilities and shareholders’ equity	$1,504,184			$1,401,357
Net interest earnings		$24,782			$24,363
Interest spread			3.26%			3.51%
Net interest margin			3.53%			3.75%

Tax-equivalent adjustment:
Securities		$184			$238

(1) Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 21%.

18